Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Form of Investment Management Contract dated September 14, 2012 between Stone Harbor Emerging Markets Total Income Fund and Stone Harbor Investment Partners LP is incorporated herein by reference to Exhibit (g) to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form N-2 filed on September 17, 2012, accession number: 0001047469-12-008863.